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                                                                     Exhibit 4.1

                         CERTIFICATE OF MEMBERSHIP UNITS


                                                                      Membership
Number                                                                  Units


                             ADVANCED BIOENERGY, LLC
  A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

       THIS CERTIFIES THAT ______________________________________ is/are the
owner(s) of _____________________________________ UNITS (__________) of the
Membership Units of Advanced BioEnergy, LLC, a Delaware limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.

The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Amended and Restated Operating Agreement of the Company, a copy of which is available at the principal office of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Treasurer as of this __________ day of ___________,
20    .


--------------------------------------       -----------------------------------
  Revis L. Stephenson, III, Chairman             Robert W. Holmes, Treasurer

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       FOR VALUE RECEIVED, _________ HEREBY SELL, ASSIGN, AND TRANSFER UNTO ____
________________________________________________________________________________
UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY
CONSTITUTE AND APPOINT ________________________________________________ ATTORNEY
TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

       DATED _________________________________, ______________.


IN PRESENCE OF


__________________________
                                                 _______________________________


                                                 _______________________________


          THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.